EXHIBIT2.2

plan of exchange between

Moving Box Inc.

AND

Moving Box Entertainment, llc

THIS PLAN OF EXCHANGE ("plan") dated as of March 23, 2010, adopted and made by and between Moving Box Inc.. a Delaware corporation having its registered office at 1811 Silverside Road, Wilmington, Delaware 19810 ("parent corporation"), and Moving Box Entertainment, LLC, a North Carolina limited liability company, having its principal office at 222 H. Jones Avenue, Wake Forest, North Carolina 27587 ("subsidiary entity").

WITNESSETH:

WHEREAS, parent corporation is a corporation organized and existing under the laws of the state of Delaware, the authorized capital stock of which consists of 95,000.000 shares of common stock ("parent corporation common stock"), and 5,000,000 shares of" preferred stock ("parent corporation preferred stock") of which, at the date hereof, zero shares of common stock and zero shares of preferred stock are issued and outstanding: and

WHEREAS, subsidiary entity is a limited liability company organized and existing under the laws of the state of North Carolina; and

WHEREAS, the board of directors of parent corporation and members of subsidiary entity deem the acquisition of subsidiary entity member interests by parent corporation, under and pursuant to the terms and conditions herein set forth, desirable and in the best interests of the respective entities and their respective shareholders and members.  The board of directors of parent corporation and the members of subsidiary entity have adopted and approved this Plan of Exchange on the date set forth below:

NOW, THEREFORE in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I.

Exchange

Subject to the terms and conditions of this plan, on the effective date (as defined in article III), parent corporation shall acquire all of the interests of subsidiary entity (said transaction being hereinafter referred to as the "exchange").

ARTICLE II.

(A) Parent shall undertake and assume all liabilities of subsidiary that were incurred prior to the effective date of this plan in consideration for all member interest of Moving Box Entertainment, LLC. a North Carolina limited liability company. This assumption by parent shall not extend for any liabilities that are incurred by subsidiary as of,or after, the effective date of this plan.

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(B) The closing of the transactions contemplated by this agreement (the "closing") shall take place at 222 F. Jones Avenue. Wake Forest. North Carolina 27587 on March 26, 2010.

Subsidiary shall deliver to Parent all member interests in proper form for transfer, free of any notation of any adverse claims, conveying to Parent good and marketable title to the interests, free and clear of all liens, claims, charges, pledges, rights, and encumbrances of any nature whatsoever;

(C) No person or entity is entitled to any brokerage or finder's fee or commission or other like payment in connection with the negotiations relating to or the transactions contemplated by this agreement, based on any agreement, arrangement, or understanding with (a) the corporations or any of the corporations, respective officers, directors, members, agents, or employees, or shareholders.

(F) No exchange under paragraph (A) of this article II shall be made in respect of any stock or interest to which a shareholder or member bias elected to exercise dissenters' rights until such time as such shareholder or member shall have effectively lost his or her dissenters' rights.

ARTICLE III.

Effective Hate of the Exchange

The exchange shall become effective on the date of execution.

ARTICLE IV.

Further Assurances

If at any time the parent corporation shall consider or be advised that any further assignments, conveyances, or assurances are necessary or desirable to vest, perfect, or confirm in the parent corporation title to any properly or rights of subsidiary entity, or otherwise carry out the provisions hereto, the proper member(s) of subsidiary entity as of the effective date, and thereafter the officers of the parent corporation acting on behalf of subsidiary entity, shall execute and deliver any and all proper assignments, conveyances, and assurances, and do all things necessary or desirable to vest, perfect, or confirm title to such property or rights in parent corporation and otherwise carry out the provisions hereof.

ARTICLE V.

Miscellaneous

(A) This plan may be amended or supplemented at any time by mutual agreement of subsidiary entity and parent corporation. Any such amendment or supplement must be in writing and approved by their respective member(s) and board of directors.

(B) The headings of several articles herein are inserted for convenience of reference only and are not intended to be a plan of or to affect the meaning or interpretation of this plan.

(C) For the convenience of the parties hereto, this plan may he executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

(D) This plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed in such jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this plan to be executed by those duly authorized on this the ____ day of March. 2010.

SCHEDULES

Schedule A:	Moving Box Inc. - Articles of Incorporation
Schedule B:	Moving Box Inc. - Corporate Bylaws
Schedule C:	Moving Box Inc. - Corporate Minutes
Schedule D:	Moving Box Entertainment. LLC - Articles of Organization
Schedule E:	Moving Box Entertainment. LLC - Operating Agreement
Schedule F:	Moving Box Entertainment. LLC - Company Minutes

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SCHEDULE A

State of Delaware
Secretary of State
Division or Corporations
Delivered 12:13 PM 02/25/2010
FILED 11:53 AM 02/25/2010
SRV 100205691 - 4792685 FILE

CERTIFICATE OF INCORPORATION

OF

Moving Box Inc.

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter I, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation is Moving Box Inc. (hereinafter called the "Corporation").

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Vcorp Services, LLC.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000, which shall consist of (i) 95,000,000 shares of common stock, $.000001 par value per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, $.000001 par value per share (the "Preferred Stock").

The Preferred Stock may be issued in one or more scries, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i)  The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii)  The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative:

(iii)  The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)  Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)  Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)  Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii)  Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate oflncorporation.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME MAILING ADDRESS

NAME                               MAILING ADDRESS
Angela McSharry                      20 Robert Pitt Drive, Suite 214 Monsey, New York 10952

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH: The Corporation shall have perpetual existence.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation.

Date: February 25, 2010	By:	/s/Angela McSharry
Angela McSharry,
Incorporator

SCHEDULE B

CORPORATE BYLAWS

Moving Box Inc. A
Delaware Corporation

CORPORATE BYLAWS
Moving Box Inc. A
Delaware Corporation

Article i - Shareholders' Meetings

Section 1. Annual meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before it shall be held at the time and place designated by the Board of Directors of the Corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months alter the last preceding annual meeting of shareholders. The Secretary shall give personally, by mail, or electronic mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting, written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at his or her address as it appears on the record of shareholders of the Corporation unless he or she shall have filed with the Secretary of the Corporation a written request that notices be mailed to a different address, in which case it shall be mailed to the address designated in the request. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

Section 2. Special meeting. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Board of Directors or the Chief Executive Officer, and must be called by the Chief Executive Officer upon written request of the holders of not less than ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meetings stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. Notice of special meeting may be waived by submitting a signed waiver or by attendance at the meeting.

Section 3. Quorum. The presence, in person or by proxy, of the holders of one-third (33.33%) of the outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. When a specified item of business is required to be voted on by a class or series, a majority of the shares of such class or scries shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 4. Record dale. The directors may fix in advance a date not less than ten (10) nor more than sixty (60) days, prior to the date of any meeting of the shareholders or prior to the last day on which the consent or dissent of or action by the shareholders may be effectively expressed for any purpose without a meeting, as the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5. Vol inn. A shareholder entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as otherwise provided by Delaware General Corporation Law or the Certificate of Incorporation, every shareholder shall be entitled to one (1) vote for each share standing in his or her name on the record of shareholders. Except as herein or in the Certificate of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Treasury shares shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another Corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or. in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him. either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him. either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 6. Proxies. Every proxy must be dated and signed by the shareholder or by his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it. except where an irrevocable proxy is permitted by statute.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that person present, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

Section 7. Action without a meeting. Pursuant to §228 of the Delaware General Corporation Law. any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the shareholders entitled to vote on such matter having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The writing or writings shall be filed with or entered upon the records of the Corporation. Notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidated or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

Section 8. Not ice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If. however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.
Section 9. ('oting Record. Pursuant to §219 and 220 of the Delaware General Corporation Law. the officers or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or register of the Corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 10. Voting Trusts. Any number of shareholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares. The voting trust agreement must be a written agreement and must be file with the registered office of the Corporation in Delaware. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder or record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section 11. Shareholders' Agreements. Two (2) or more shareholders of this Corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the Corporation as provided by law. Nothing therein shall impair the right of this Corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

 Article ii - Directors

Section 1. Number and qualifications. The entire Board of Directors shall consist of two (2) natural persons, all of whom shall be of the age and capacity to make binding contractual agreements under Delaware law. The directors need not be shareholders of the Corporation or residents of the State of Delaware. The number of directors may be changed by an amendment to the Bylaws, adopted by the shareholders.

Section 2. Manner of election. The directors shall be elected at the annual meeting of shareholders by a plurality vote except as otherwise prescribed by statute.

Section 3. Election and Term of office. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4. Duties and powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors shall in all cases act as a Board, regularly convened, and. in the transaction of business the act of a majority present at a meeting except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board, provided a quorum is present. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws.

Section 5. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

Special meetings of the Board of Directors may be called by the Chairman of the Board. Chief Executive Officer, or upon the written request of any two (2) directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 6. Notice of meetings. No notice need be given of any regular meeting of the Board. Notice of special meetings shall be served upon each director cither in person, electronic mail or by U.S. mail addressed to him at his last-known post office address, at least two (2) days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. At any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Notice of a meting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 7. Place of meeting. The Board of Directors may hold its meeting either within or outside the State of Delaware, at such place as may be designated in the notice of any such meeting.

Section 8. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some further time.

Section 9. Voting. At all meetings of the Board of Directors, each director shall have one vote irrespective of the number of shares that he may hold.

Section 10. Action without a meeting. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

Section 11. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

Section 12. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, or otherwise shall be filled promptly by a majority vote of the remaining directors at a special meeting which shall be called for that purpose within thirty (30) days after the occurrence of the vacancy. The director thus chosen shall hold office for the unexpired term of his or her predecessor and the election and qualification of his or her successor.

Section 13. Removal of directors. Any director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the director sought to be removed, at any special meeting called for that purpose, or at the annual meeting. Except as otherwise prescribed by statute, a director may be removed for cause by vote of a majority of the entire Board.

Section 14. Resignation. Any director may resign at any time, such resignation to be made in writing and to take effect immediately without acceptance.

Section 15. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

Section 16. Director Conflicts of Interest. No contract or other transaction between this Corporation and one (1) or more of its directors, or any other corporation, firm, association or entity in which one (1) or more of the directors of this Corporation are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

a)            The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors: or

b)            The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

c)            The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes approves or ratifies such contract or transaction.

Section 17. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

a)    approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

b)    designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

c)    fill vacancies on the Board of Directors or any committee thereof.

d)    amend the Bylaws

e)    authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

f)     authorize or approve the issuance or sale of, or any contract to issue or sell shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefore, and, in the case of a series, the designation thereof, may. pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any member or members at any meeting of such committee.

Article iii - Officers

Section 1. Officers and qualifications. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The failure to elect a Chief Executive Officer. Secretary or Treasurer shall not affect the existence of this corporation.

Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders.

Section 3. Term of office. All officers shall hold office until their successors have been duly elected and have qualified, or until removed as hereinafter provided.

Section 4. Removal of officers. Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Section 5. Duties of officers. The duties and powers of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors:

Chief Executive Officer

a)            The Chief Executive Officer shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

b)            The Chief Executive Officer shall present at each annual meeting of the shareholders and directors to report of the condition of the business of the Corporation.

c)            The Chief Executive Officer shall cause to be called regular and special meetings of the shareholders and directors in accordance with the requirements of Delaware General Corporation Law and of these Bylaws.

d)            The Chief Executive Officer shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

e)            The Chief Executive Officer shall sign all certificates representing shares.

f)             The Chief Executive Officer shall enforce these Bylaws and perform all the duties incident to such office and which are required by law. and, generally, shall supervise and control the business and affairs of the Corporation.

Secretary

a)            The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

b)            The Secretary shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the shareholders of the Corporation.

c)            The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

d)            The Secretary shall keep at the principal office of the Corporation a book or record containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its shareholders open daily during the usual business hours, for inspection, within the limits prescribed by law. by any person duly authorized to inspect such records. At the request of the person entitled to an inspection thereof, the Secretary shall prepare and make available a current list of the officers and directors of the Corporation.

e)            The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary.

f)             The Secretary shall perform all the duties incident to the office of Secretary of the Corporation and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Treasurer

a)            The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

b)            The Treasurer shall keep at the principal office of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon application at the office of the Corporation during business hours.

c)            The Treasurer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required, and shall make a full financial report at the annual meeting of the shareholders.

d)            The Treasurer shaln further perform all duties incident to the office of Treasurer of the Corporction, and shall perform"such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

Other Officers

Other officers shall"perform such duvies and have such powers as may be assigned to them by the Board of Directors.

Section 6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Section 7. Compensation of officers. The officers shall receive such salary or compensation as may be fixed by the Board of Directors.

Article IV - Seal

Section 1. Seal. The seal of the Corporation shall be as follows:

Article V - Stock Certificates

Section 1. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the Chief Executive Officer, and by the Secretary or the Treasurer, and sealed with the seal of the Corporation or a facsimile. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, the number and class or series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, the par value of such shares, or that they are without par value.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request a full statement of such restrictions.

Section 2. Subscriptions. Subscriptions to the shares shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board may declare the shares and all previous payments thereon forfeited for the use of the Corporation, in the manner prescribed by statute.

Section 3. Transfer of shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

Section 4. Return certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled." with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

Section 5. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Article VI - Books and Records

Section 1. Books and Records. This Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record or its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any. of the shares held by each.

Section 2. Shareholders' Inspection Rights. Pursuant to §220(a)(1) of Delaware General Corporation Law, any record or beneficial holders of Corporation stock may inspect the books and records of the Corporation upon written demand stating the purpose thereof, and shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose. The Corporation shall grant the inspection of its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom within five (5) days of the demand.

Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in Delaware, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

Article VI - Dividends

Section 1. Declaration of dividends. The Board of Directors at any regular or special meeting may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable, except when the Corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or Delaware General Corporation Law. Such dividends may be paid in cash, property, or shares of the Corporation, subject to the following provisions:

a)            Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus, and the amount per share paid form such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

b)            Dividends may be declared and paid in the corporation's own treasuryshares.

c)            Dividends may be declared and paid in the corporation's own authorizedbut unissued shares out of any unreserved and unrestricted surplus of the Corporation upon the following conditions:

1)            If a dividend is payable in  shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.
2)            If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares: and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

d)   No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

e)   A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

Article VII - Bus, Notes, Etc.

Section 1. Execution. All bills payable, notes, checks, drafts, warrants, or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

Article VIII - Offices

The principal office of the Corporation shall be located in the City of Wilmington. Delaware. The Board of Directors may change the location of the principal office of the Corporation and may. from time to time, designate other offices within or without the state as the business of the Corporation may require.

Article IX - Amendments

Section 1. Manner of amending. These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meeting at his last-known post office address at least ten days before the date of such annual or special meeting, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the shareholders.

Article X - Waiver of Notice

Section 1. Authority to waive notice. Whenever under the provisions of these Bylaws or of any statute any shareholder or director is entitled to notice of any regular or special meeting or of any action to be taken by the Corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every shareholder or director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto.

Article XI - Provisions

Should any Article or provision in the Bylaws of this Corporation be found to be contrary to Delaware law. said item shall be considered null and void, just as if it had never appeared in these Bylaws, and it shall not affect the validity of any other Article, provision, or these Bylaws as a whole. In such an instance, the Article or provision shall be amended in the proper procedure to comply with applicable law.

End of Bylaws adopted by the Board of Directors.

SCHEDULE C

MOVING BOX INC.
Minutes of the initial meeting of the Board of Directors

The first meeting of the Board of Directors of Moving Box Inc. was held at 4:00 P.M. on March 23. 2010, at 222 E. Jones Avenue. Wake Forest. North Carolina 27587.

There were present:

Sarah Colgan
Jonathan Seelbinder

On motion duly made and seconded. Sarah Colgan was elected Chairman of the meeting.

The Chairman reported that on February 25. 2010. the Articles of Incorporation of the Corporation became effective in the state of Delaware. The Chairman was directed to 11 le a copy of the Certificate of Incorporation in the minutes of the meeting.

1.Adoption of Bylaws.  The Chairman then presented to the meeting a proposed form of bylaws for the regulation of the affairs of the Corporation. The bylaws were read and discussed article by article, and upon motion duly made and seconded, they were unanimously adopted as the Bylaws of the Corporation, and ordered filed with the minutes of the meeting.

2. Election of Directors.  The Chairman then stated that the next order of business was the election of a Board of Directors of two (2) members, to hold office until the first annual meeting of shareholders.

Sarah Colgan as Chairman of the Board of Directors and Jonathan Seelbinder as Director, were duly nominated. There were no other nominations. On motion duly made and seconded, these nominees were duly elected to be the Directors of the Corporation until the first annual meeting of shareholders.

The Chairman then presented to the meeting a proposed form of corporate seal for the Corporation in the form of two concentric circles, between their circumferences the name of the Corporation. Moving Box Inc.: and within the inner circle the words "Corporate Seal. 2010 Delaware." An impression of the seal appears in the margin.

On motion duly made and seconded, it was resolved as follows:

3. Adoption of corporate seal.  The corporate seal in the form presented to this meeting, with the words "Moving Box Inc. Corporate Seal 2010 Delaware " is adopted as and for the seal of the Corporation.

4. Election of Officers.  The meeting then proceeded to the election of officers to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The following nominations were made and seconded:

Chief Executive Officer     Sarah Colgan

There being no further nominations, the foregoing person was unanimously elected to the office set forth opposite his respective name.

The Chairman then suggested that the Chief Executive Officer of the Corporation should be authorized to pay all expenses and to reimburse all persons for expenditures made in connection with the organization of this Corporation. After deliberation and discussion, on motion duly made and seconded, it was resolved as follows:

5. Authority to procure corporate books ami records.  The Chief Executive Officer of this Corporation is authorized and directed to procure all corporate books, books of account, and such other books as may be required by the statutes of the Delaware or necessary or appropriate in connection with the business of this Corporation.

6. Payment of legal expenses and other disbursements.  The Chief Executive Officer of this Corporation is authorized to pay all charges and expenses incident to or arising out of the organization of this Corporation.

Upon motion duly made and seconded, it was resolved as follows:

7. Execution of contracts and agreements and other documents.  All contracts and agreements of this Corporation, including without limitation, bills payable, notes, checks, drafts, and other negotiable instruments, leases, bonds, mortgages, and security agreements, be executed or signed on behalf of this Corporation by its Chief Executive Officer.

After discussion, on motions duly made, seconded, and carried, it was resolved as follows:

8. Dates for regular meetings of board of directors. Regular meetings of the Hoard of Directors be held at the office of the Corporation on the third Wednesday of the months of February. May. September, and December, and that a regular meeting also be held in April immediately following the annual meeting of shareholders. No notice shall be required to be given of any of these regular meetings.

9. Acquisition of Moving Box Entertainment, LLC.

RESOLVED, that the proposed Plan of Exchange by and between this Corporation and the member(s) of Moving Box Entertainment. LLC, a North Carolina limited liability company, as prepared and presented to this meeting, be, and hereby is, adopted and approved. A copy of this Plan of Exchange shall be attached to these minutes. The Directors are authorized and directed to execute the Plan of Exchange which shall have an effective date of March 26, 2010.

It is, hereby, disclosed that Sarah Colgan, a Director of this Corporation, has a financial interest in this transaction due to the fact that she is a Member of Moving Box Entertainment, LLC. Therefore. Sarah Colgan may be deemed an interested party to this transaction. As such, only the votes or consent of such disinterested Directors of this Corporation shall be counted to approve this transaction. As no shares of this Corporation have been issued as of the effective date of the Plan of Exchange, no shareholders exist to disclose the relationship or interest of Sarah Colgan. Further, the disinterested Directors of this corporation approve that the Plan of Exchange is fair and reasonable as to the Corporation at the time it is authorized by the remaining Board of Directors.

There being no further business, the meeting was adjourned.

Approved:

SCHEDULE D

NORTH CAROLINA Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF ORGANIZATION

OF

MOVING BOX ENTERTAINMENT, LLC

the original of which was filed in this office on the 1st day of January, 2010.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 5th day of January, 2010.

Certification C200935100331-1 Referenced C200935100331-1 Page: 1 of 3
Verity this certificate online at www.secretary.state.nc.us/verification

Secretary of North Carolina Department of the Secretary of State	SOSID: 1130222 Date Filed: 12/31/20093:48:00 PM Effective: 1/1/2010 Elaine F. Marshall North Carolina Secretary of State C200935100331

Limited Liability Company ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is: Moving Box Entertainment. LLC

2.  If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: {If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

3.  The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed here).

Britton HL Allen (executing as organizer)
3737 Glenwood Ave., Suite 100
Raleigh, NC 27612

4. The street address and county of the initial registered office of the limited liability company is:

Number and Street 222 E. Jones Ave.

City, State, Zip Code Wake Forest, NC 27587 County: Wake

5.  The mailing address, if different from the street address, of the initial registered office is:

6.  The name of the initial registered agent is Sarah Colgan

7. Principal office information: (Select either a or b.)

 a. ☒ The limited liability company has a principal office.

The street address and county of the principal office of the limited liability company is:

Number and Street: 222 E. Jones Street
City, State, Zip Code: Wake Forset, NC 27587 County: Wake

The mailing address, if different from the street address, of the principal office of the corporation is:

b. ☐ The limited liability company does not have a principal office.

8.  Check one of the following:

_____(i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☒       (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C~3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.  Any other provisions which the limited liability company elects to include are attached.

10.  These articles will be effective upon January 1,2010

This is the 17th day of December , 2009

Signature

Britton H. Allen (organizer)

NOTES:

1.  Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION (Revised January 2002}	P.O. Box 29622	RALEIGH, NC 27626-0622 (FormL-01)

SCHEDULE E

Operating Agreement of Moving Box Entertainment, LLC

Upon valuable consideration the persons named below as "Members" hereby convenant and agree to be bound to the following as their Limited Liability Company Operating Agreement dated 11th day of January, 2010 for Moving Box Entertainment, LLC, a limited liability company organized under the laws of the State of North Carolina.

ARTICLE I: ARTICLES OF ORGANIZATION

Section 1.1 Formation: Articles of Organization cither already have been Hied with the appropriate State office or shall shortly be done so. The Members shall execute or cause to be executed all other instruments, certificates, notices and documents as may now or hereafter be required for the formation, valid existence and when appropriate, termination of the LLC as a limited liability company under the laws of the State of North Carolina

Section 1.2 Company Name: The name of the LLC is "Moving Box Entertainment, LLC"

Section 1.3 Purpose: The purpose of the LLC is to engage in any lawful act or activity for which a limited liability company may be organized under the State of North Carolina.

Section 1.4 Place of Business: The business address of the LLC is 222 E. Jones Ave., Wake Forest, NC 27587

Section 1.5 Registered Agent: The registered agent of the LLC shall be determined by the Members who shall also posses the power to remove or replace a currently serving LLC registered agent.

Section 1.6 Company Property: No real or other property of the LLC shall be deemed to be owned by any member individually, but shall be owned and title vested only in the LLC

Section 1.7 No Term to Existence: The LLC's existence shall commence on January 1. 2010 with the appropriate state office and thereafter the LLC's existence shall be perpetual.

ARTICLE II MEMBERS

Section 2.1 Members: The intial member of the LLC shall be Sarah Colgan

Section 2.2 Admission of New Members: New members may be added to the LLC by an affirmative vote of the LLC members.

Section 2.3 No Liability of Members ; All debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a member. This section does not prevent an LLC member, should he or she so choose, from separately agreeing to guaranty or otherwise become liable for a debt which is also one of the LLC.

Section 2.4 Actions by the Members: The LLC member may take any action at a meeting in person, by proxy, or without a meeting by written resolution.

Section 2.5 Voting: Each LLC member shall be entitled to vote upon all matters on which the LLC has the right to vote. Unless another percentage is given elsewhere in this operating agreement or by state law. all LLC member votes on any matter shall require an affirmative vote in excess of 50% of the members.

ARTICLE III: MANAGEMENT

Section 3.1 Management of the LLC: This LLC shall be manager managed. The initial manager of the LLC is Michael Davis.

Section 3.2 Removal of Manager: The LLC manager may be removed by a supcrmajority vote of the members (greater that 75%)

ARTICLE IV: EXCULPATION AND INDEMNIFICATION

Section 4.1 Exculpation of Liability: Unless otherwise provide by law or expressly assumed, a person who is a Member or Manager, or both, shall not be liable for the acts, debts or liabilities of the LLC to third parties.

Section 4.2 Indemnification: Except as otherwise provided in this Article, the LLC shall indemnify any Member or Manager (and may indemnify any employee or agent) of the LLC who was or is a party or is threatened to be made a party to a potential, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the LLC, by reason of the fact that such person is or was a Member. Manager, employee or agent of the LLC. Indemnification shall be limited to expenses, including attorney's fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if. and only if, the person acted in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances. For persons other than Members or Managers of the LLC, indemnification shall only be made after an affirmative vote of a majority in interest of LLC Members.

ARTICLE V: AMENDMENTS AND MEETINGS

Section 5.1 Meetings: The LLC shall meet at least once each year at a regular meeting. Special meetings may be called by any member at any time with notice to any other member. Notice of meetings may be waived.

Section 5.2 Amendments: These Articles of Organization may be amended at any time by a vote of the majority in interest of the LLC members.

SCHEDULE F

MINUTES

MOVING BOX ENTERTAINMENT LLC

MEMBERS MEETING

JANUARY 11, 2010

A meeting of the members for Moving Box Entertainment LLC was held on January 11, 2010 by means of a conference call at which all participants could hear and be heard.  The meeting was called to order by President Sarah Colgan at approximately 3 pm.  The following people participated:

Sarah Colgan-President

The Articles of Organization and the Bylaws were approved by Sarah Colgan, the sole member of the LLC

The obtaining of a Federal Tax ID number was discussed, it was agreed that Sarah Colgan would handle that matter.

The obtaining of a state tax withholding number was discussed.

The filing of an annual report by April 15th was brought up and discussed.

There being no more business, the meeting was adjourned at approximately 4:25 pm

Respectfully submitted this __11__ day of _January_______, 2010

President

F-1